UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020

PETIQ, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38163 (Commission File Number)	35-2554312 (I.R.S. Employer Identification No.)

923 S. Bridgeway Pl Eagle, Idaho (Address of principal executive offices)	83616 (Zip Code)

(208) 939-8900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A common stock, par value $0.001 per share	PETQ	Nasdaq Global Select

☒ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act (17 CFR 240.12b-2)

☒  Indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act (17 CFR 240.13(a)-1)

Item 1.01 Entry into a Material Definitive Agreement

On May 14, 2020, PetIQ, LLC (“Opco”), the operating subsidiary of PetIQ, Inc. (the “Company”), entered into the Second Amendment (the “Second Amendment”) to the Amended and Restated Term Loan Credit Agreement, dated as of July 8, 2019, by and among Opco, the guarantors party thereto, Ares Capital Corporation (“Ares”) and each other lender party thereto, and Ares as administrative agent (the “Term Loan Agreement”). The Second Amendment, among other things, (i) permits the Company to issue convertible senior notes due 2026 as described under Item 8.01 to this Current Report on Form 8-K (the “Notes”) and make regularly scheduled interest payments on the Notes, (ii) permits the Company to enter into capped call transactions with one or more of the initial purchasers of the Notes or affiliates thereof and/or other financial institutions, (iii) permits PetIQ Holdings, LLC (“Holdco”) to enter into an intercompany note with the Company pursuant to which it will be allowed to make regularly scheduled interest payments to the Company, subject to certain conditions, the proceeds of which may be used to make interest payments in respect of the Notes (the “Intercompany Note”) and (iv) increases the margin applicable to the loans thereunder to the Eurodollar Rate (as defined in the Term Loan Agreement) plus 5.00%, with a 1.00% Eurodollar Rate floor.

On May 14, 2020, Opco entered into a Fourth Amendment (the “Fourth Amendment”) to the Amended and Restated Credit Agreement, dated as of January 17, 2018, by and among Opco, the lenders party thereto, and East West Bank, as administrative agent (the “Credit Agreement”). The Fourth Amendment, among other things, (i) permits the Company to issue the Notes and make regularly scheduled interest payment on the Notes, (ii) permits the Company to enter into capped call transactions with one or more of the initial purchasers of the Notes or affiliates thereof and/or other financial institutions, (iii) permits Holdco to enter into the Intercompany Note and (iv) adds a 0.50% Eurodollar Rate (as defined in the Credit Agreement) floor to the loans thereunder.

The foregoing descriptions of the Second Amendment and the Fourth Amendment are qualified in their entirety by reference to the Second Amendment and the Fourth Amendment, copies of which are attached as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 8.01 Other Events

Convertible Notes Offering

On May 14, 2020, the Company issued a press release announcing its intention to offer, subject to market conditions and other factors, the Notes in an aggregate principal amount of $125,000,000 in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act, as amended (the “Securities Act”). The Company expects to grant the initial purchasers of the Notes an option to purchase up to an additional $18,750,000 principal amount of the Notes. In connection with the pricing of the Notes, the Company expects to enter into capped call transactions with one or more of the initial purchasers or affiliates thereof and/or other financial institutions.

Neither the press release nor this Current Report on Form 8-K constitutes an offer to sell or the solicitation of an offer to buy securities. Any offers of the securities will be made only by means of a private offering memorandum. The Notes have not been registered under the Securities Act, and may not be offered or sold in the United States except pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act and applicable state laws.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1	Second Amendment to Term Loan Credit Agreement, dated May 14, 2020, by and among PetIQ, LLC, the Guarantors party thereto, Ares Capital Corporation and each other Lender party thereto and Ares Capital Corporation, as administrative agent.
10.2	Fourth Amendment to Amended and Restated Credit Agreement, dated as of May 14, 2020, by and among PetIQ, LLC, the other Credit Parties signatory thereto, the Lenders party thereto, and East West Bank, as administrative agent.
99.1	Press Release dated May 14, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETIQ, INC.

Dated: May 14, 2020	By	/s/ John Newland
	Name:	John Newland
	Title:	Chief Financial Officer